UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2023

AMERICAN BATTERY TECHNOLOGY COMPANY

(Exact name of Registrant as specified in its charter)

Nevada	000-55088	33-1227980
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

100 Washington Street, Suite 100

Reno, NV 89503

(Address of principal executive offices)

Tel: (775) 473-4744

(Registrant’s Telephone Number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Agreement.

On March 29, 2023, American Battery Technology Company (the “Company”) entered into a securities purchase agreement (“Purchase Agreement”) with an institutional accredited investor (the “Purchaser”) for the purchase and sale of an aggregate of (i) 14,285,715 shares of the Company’s common stock, par value $0.001 per share (“Shares”), (ii) Series A warrants to purchase up to 14,285,715 shares of common stock (the “Series A Warrants”), and (iii) Series B warrants to purchase up to 14,285,715 shares of common (the “Series B Warrants”, and collectively with the Series A Warrants, the “Warrants”) in a registered direct offering at a combined purchase price of $0.70 per Share and accompanying Warrants. The Series A Warrants have an exercise price of $0.80 per share, are immediately exercisable upon issuance and will expire five years following issuance. The Series B warrants have an exercise price of $0.70 per share, are immediately exercisable upon issuance and will expire eighteen months following issuance.

Pursuant to an engagement letter dated March 26, 2023 between the Company and H.C. Wainwright & Co. (the “Placement Agent”), the Company engaged the Placement Agent to act as the Company’s placement agent in connection with the offering and agreed to pay the Placement Agent a cash fee equal to 7.5% of the aggregate gross proceeds raised in the offering; a management fee equal to 1.0% of the gross proceeds raised in the offering; up to $50,000 for fees and expenses of legal counsel and other out-of-pocket expenses; and $35,000 for non-accountable expenses. In addition, the Company agreed to issue to the Placement Agent, or its designees, warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 857,143 shares of common stock. The Placement Agent Warrants have an exercise price of $0.875 per share of common stock and are exercisable immediately upon issuance and have a termination date of March 29, 2028.

The gross proceeds from the registered direct offering were approximately $10 million, excluding any proceeds that may be received upon the cash exercise of the Warrants, and before deducting the estimated offering expenses payable by the Company, including the placement agent fees. This registered direct offering closed on March 31, 2023.

The Shares and Warrants (and underlying shares) were offered, and issued, pursuant to the Prospectus Supplement, dated March 29, 2023, to the Prospectus included in the Company’s Registration Statement on Form S-3 (Registration No. 333- 252492). The Registration Statement on Form S-3 was originally filed with the Securities and Exchange Commission on January 28, 2021, as amended, and became effective on March 15, 2021. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of the shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The foregoing summaries of the terms of the Purchase Agreement, Warrants, and Placement Agent Warrants described herein are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 8.01	Other Events.

On March 30, 2023, the Company issued a press release regarding the pricing of the registered direct offering. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Form of Series A Warrant

4.2	Form of Series B Warrant
4.3	Form of Placement Agent Warrant

5.1	Opinion of Sichenzia Ross Ference LLP

10.1	Form of Securities Purchase Agreement

99.1	Press Release dated March 30, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BATTERY TECHNOLOGY COMPANY

Date: April 4, 2023	/s/ Ryan Melsert
Ryan Melsert
Chief Executive Officer